As filed with the Securities and Exchange Commission on November 5, 2012

Registration No. 333-184201

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	6798	33-0580106
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 La Terraza Boulevard

Escondido, California 92025-3873

(760) 741-2111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. Pfeiffer, Esq.

Realty Income Corporation

600 La Terraza Boulevard

Escondido, California 92025-3873

(760) 741-2111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

William J. Cernius, Esq. Latham & Watkins LLP 650 Town Center Drive 20th Floor Costa Mesa, California 92626	Peter M. Fass, Esq. Steven L. Lichtenfeld, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ❑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ❑

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ❑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	❑
Non-accelerated filer	❑ (Do not check if a smaller reporting company)	Smaller reporting company	❑

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ❑

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)    ❑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Realty Income Corporation is filing this Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-184201) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 5.1 (Opinion of Ballard Spahr LLP as to the legality of the securities), Exhibit 8.1 (Tax Opinion of Latham & Watkins LLP) and Exhibit 8.2 (Tax Opinion of Proskauer Rose LLP) and to re-file Exhibit 99.5 (Form of Proxy of American Realty Capital Trust, Inc.). Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibits 5.1, 8.1, 8.2 and 99.5 filed herewith. The joint proxy statement/prospectus is unchanged and has been omitted.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

The Maryland General Corporation Law, which we refer to as the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The charter of Realty Income Corporation (“Realty Income”) contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

Realty Income’s charter authorizes Realty Income , to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer or any individual who, while serving as one of Realty Income’s directors and at Realty Income’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as one of Realty Income’s present or former directors or officers. Realty Income’s bylaws obligate it to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or any individual who, while serving as one of Realty Income’s directors and at Realty Income’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. Realty Income’s charter and bylaws also permit Realty Income to indemnify and advance expenses to any person who served a predecessor of Realty Income’s in any of the capacities described above and to any employee or agent of Realty Income’s or Realty Income’s predecessor.

The MGCL requires a corporation (unless its charter provides otherwise, which Realty Income’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Realty Income has entered into indemnification agreements with Realty Income’s executive officers and directors. The indemnification agreements require, among other matters, that Realty Income indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, Realty Income must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under Realty Income’s directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by Realty Income’s board of directors or the stockholders to alter or eliminate the rights it provides.

Item 21. Exhibits

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The Registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on the 5th day of November, 2012.

REALTY INCOME CORPORATION

By:	/s/ MICHAEL R. PFEIFFER
Name:	Michael R. Pfeiffer
Title:	Executive Vice-President, General
Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to its registration statement has been signed by the following persons in the capacities indicated on November 5, 2012.

Signature	Title

* Thomas A. Lewis	Vice Chairman of the Board of Directors and Chief Executive Officer

* Paul M. Meurer	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

* Gregory J. Fahey	Vice President, Controller (Principal Accounting Officer)

* Michael D. McKee	Chairman of the Board of Directors

* Kathleen R. Allen, Ph.D.	Director

* A. Larry Chapman	Director

* Priya Cherian Huskins	Director

* Gregory T. McLaughlin	Director

* Ronald L. Merriman	Director

*By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer

EXHIBIT INDEX

Exhibit Index	Description of Document

2.1	Agreement and Plan of Merger, dated as of September 6, 2012, by and among Realty Income Corporation, Tau Acquisition LLC and American Realty Capital Trust, Inc. (attached as Annex A to the joint proxy statement/prospectus that is part of this registration statement).

3.1	Articles of Incorporation of Realty Income, as amended by amendment No. 1 dated May 10, 2005 and amendment No. 2 dated May 10, 2005 (filed as exhibit 3.1 to Realty Income’s Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference), amendment No. 3 dated July 29, 2011 (filed as exhibit 3.1 to Realty Income’s Form 8-K, filed on August 2, 2011 and incorporated herein by reference); and amendment No. 4 dated June 21, 2012 (filed as exhibit 3.1 to Realty Income’s Form 8-K, filed on June 21, 2012 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Realty Income dated December 12, 2007 (filed as exhibit 3.1 to Realty Income’s Form 8-K, filed on December 13, 2007 and incorporated herein by reference), as amended on May 13, 2008 (filed as exhibit 3.1 to Realty Income’s Form 8-K, filed on May 14, 2008 and incorporated herein by reference), February 7, 2012 (filed as exhibit 3.1 to Realty Income’s Form 8-K, filed on February 13, 2012 and incorporated by reference) and February 21, 2012 (filed as exhibit 3.1 to Realty Income’s Form 8-K, filed on February 22, 2012 and incorporated by reference).

3.3	Articles Supplementary to the Articles of Incorporation of Realty Income classifying and designating the 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock, dated November 30, 2006 (filed as exhibit 3.5 to Realty Income’s Form 8-A, filed on December 5, 2006 and incorporated herein by reference).

3.4	Articles Supplementary to the Articles of Incorporation of Realty Income classifying and designating the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated February 3, 2012 (the “First Class F Articles Supplementary”) (filed as exhibit 3.1 to Realty Income’s Form 8-K, filed on February 3, 2012 and incorporated herein by reference).

3.5	Certificate of Correction to the First Class F Articles Supplementary, dated April 11, 2012 (filed as exhibit 3.2 to Realty Income’s Form 8-K, filed on April 17, 2012 and incorporated herein by reference).

3.6	Articles Supplementary to the Articles of Incorporation of Realty Income classifying and designating additional shares of the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated April 17, 2012 (filed as exhibit 3.3 to Realty Income’s Form 8-K, filed on April 17, 2012 and incorporated herein by reference).

4.1	Indenture dated as of October 28, 1998 between Realty Income and The Bank of New York (filed as exhibit 4.1 to Realty Income’s Form 8-K, filed on October 28, 1998 and incorporated herein by reference).

4.2	Form of 5.375% Senior Notes due 2013 (filed as exhibit 4.2 to Realty Income’s Form 8-K, filed on March 7, 2003 and incorporated herein by reference).

4.3	Officer’s Certificate pursuant to sections 201, 301 and 303 of the Indenture dated October 28, 1998 between Realty Income and The Bank of New York, as Trustee, establishing a series of securities entitled 5.375% Senior Notes due 2013 (filed as exhibit 4.3 to Realty Income’s Form 8-K, filed on March 7, 2003 and incorporated herein by reference).

4.4	Form of 5.50% Senior Notes due 2015 (filed as exhibit 4.2 to Realty Income’s Form 8-K, filed on November 24, 2003 and incorporated herein by reference).

Exhibit Index	Description of Document

4.5	Officer’s Certificate pursuant to sections 201, 301 and 303 of the Indenture dated October 28, 1998 between Realty Income and The Bank of New York, as Trustee, establishing a series of securities entitled 5.50% Senior Notes due 2015 (filed as exhibit 4.3 to Realty Income’s Form 8-K, filed on November 24, 2003 and incorporated herein by reference).

4.6	Form of 5.875% Senior Notes due 2035 (filed as exhibit 4.2 to Realty Income’s Form 8-K, filed on March 11, 2005 and incorporated herein by reference).

4.7	Officer’s Certificate pursuant to sections 201, 301 and 303 of the Indenture dated October 28, 1998 between Realty Income and The Bank of New York, as Trustee, establishing a series of securities entitled 5.875% Senior Debentures due 2035 (filed as exhibit 4.3 to Realty Income’s Form 8-K, filed on March 11, 2005 and incorporated herein by reference).

4.8	Form of 5.375% Senior Notes due 2017 (filed as exhibit 4.2 to Realty Income’s Form 8-K, filed on September 16, 2005 and incorporated herein by reference).

4.9	Officer’s Certificate pursuant to sections 201, 301 and 303 of the Indenture dated October 28, 1998 between Realty Income and The Bank of New York, as Trustee, establishing a series of securities entitled 5.375% Senior Notes due 2017 (filed as exhibit 4.3 to Realty Income’s Form 8-K, filed on September 16, 2005 and incorporated herein by reference).

4.10	Form of 5.95% Senior Notes due 2016 (filed as exhibit 4.2 to Realty Income’s Form 8-K, filed on September 18, 2006 and incorporated herein by reference).

4.11	Officer’s Certificate pursuant to sections 201, 301 and 303 of the Indenture dated October 28, 1998 between Realty Income and The Bank of New York, as Trustee, establishing a series of securities entitled 5.95% Senior Notes due 2016 (filed as exhibit 4.3 to Realty Income’s Form 8-K, filed on September 18, 2006 and incorporated herein by reference).

4.12	Form of 6.75% Notes due 2019 (filed as exhibit 4.2 to Company’s Form 8-K, filed on September 5, 2007 and incorporated herein by reference).

4.13	Officer’s Certificate pursuant to sections 201, 301 and 303 of the Indenture dated October 28, 1998 between Realty Income and The Bank of New York Trust Company, N.A., as Trustee, establishing a series of securities entitled 6.75% Senior Notes due 2019 (filed as exhibit 4.3 to Realty Income’s Form 8-K, filed on September 5, 2007 and incorporated herein by reference).

4.14	Form of 5.750% Notes due 2021 (filed as exhibit 4.2 to Company’s Form 8-K, filed on June 29, 2010 and incorporated herein by reference).

4.15	Officer’s Certificate pursuant to sections 201, 301 and 303 of the Indenture dated October 28, 1998 between Realty Income and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee, establishing a series of securities entitled 5.750% Notes due 2021 (filed as exhibit 4.3 to Realty Income’s Form 8-K, filed on June 29, 2010 and incorporated herein by reference).

4.16	Form of Common Stock Certificate (filed as exhibit 4.16 to Realty Income’s Form 10-Q for the quarter ended September 30, 2011 and incorporated herein by reference).

4.17	Form of Preferred Stock Certificate representing the 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock (filed as exhibit 4.1 to Realty Income’s Form 8-A, filed on December 5, 2006 and incorporated herein by reference).

4.18	Form of Preferred Stock Certificate representing the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock (filed as exhibit 4.1 to Realty Income’s Form 8-K, filed on February 3, 2012 and incorporated herein by reference).

Exhibit Index	Description of Document

5.1	Opinion of Ballard Spahr LLP as to the legality of the securities.*

8.1	Tax Opinion of Latham & Watkins LLP.*

8.2	Tax Opinion of Proskauer Rose LLP.*

9.1	Voting Agreement, dated as of September 6, 2012, by and among American Realty Capital Trust, Inc., Realty Income Corporation, Nicholas S. Schorsch and William M. Kahane (attached as Annex B to the joint proxy statement/prospectus that is part of this registration statement).

12.1	Statements re computation of ratios (filed as exhibit 12.1 to Realty Income’s Form 10-K for the year ended December 31, 2011 and incorporated herein by reference).

21.1	Subsidiaries of Realty Income as of February 9, 2012 (filed as exhibit 21.1 to Realty Income’s Form 10-K for the year ended December 31, 2011 and incorporated herein by reference).

23.1	Consent of Latham & Watkins LLP (included as part of the opinion filed as Exhibit 8.1 hereto and incorporated herein by reference).

23.2	Consent of Proskauer Rose LLP (included as part of the opinion filed as Exhibit 8.2 hereto and incorporated herein by reference).

23.3	Consent of Ballard Spahr LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

23.4	Consent of KPMG LLP, independent registered public accounting firm.***

23.5	Consent of Grant Thornton LLP, independent registered public accounting firm.***

24.1	Powers of Attorney (included in the signature pages of this Registration Statement).

99.1	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.**

99.2	Consent of Wells Fargo Securities, LLC.**

99.3	Consent of Goldman, Sachs & Co.***

99.4	Form of Proxy of Realty Income Corporation.***

99.5	Form of Proxy of American Realty Capital Trust, Inc.*

*	Filed herewith
**	Previously filed with Realty Income’s Registration Statement on Form S-4 (File No. 333-184201) filed with the Commission on October 1, 2012
***	Previously filed with Amendment No.1 to Realty Income’s Registration Statement on Form S-4 (File No. 333-184201) filed with the Commission on November 2, 2012